UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AbbVie Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! ABBVIE INC. 2022 Annual Meeting For holders as of March 7, 2022 Vote by May 5, 2022 11:59 PM ET. For shares held in a Plan, vote by May 3, 2022 11:59 PM ET. ABBVIE INC. 1 NORTH WAUKEGAN ROAD NORTH CHICAGO, IL 60064 D66044-P66688 You invested in ABBVIE INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 6, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 22, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 6, 2022 9:00 AM CT Virtually at: www.virtualshareholdermeeting.com/ABBV2022 *Please check the meeting materials for any special requirements for meeting attendance. V1.1 For complete information and to vote, visit www.ProxyVote.com Control #

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items D66045-P66688 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. 1. Election of Class I Directors Nominees: 01) William H.L. Burnside 02) Thomas C. Freyman 03) Brett J. Hart 04) Edward J. Rapp For 2. Ratification of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2022 For 3. Say on Pay – An advisory vote on the approval of executive compensation For 4. Approval of a management proposal regarding amendment of the certificate of incorporation to eliminate supermajority voting For 5. Stockholder Proposal – to Adopt a Policy to Require Independent Chairman Against 6. Stockholder Proposal – to Seek Shareholder Approval of Certain Termination Pay Arrangements Against 7. Stockholder Proposal – to Issue a Report on Board Oversight of Competition Practices Against 8. Stockholder Proposal – to Issue an Annual Report on Political Spending Against